POWER OF ATTORNEY


I hereby constitute and appoint each of John D. Torres and Monica M. Brown (and any successor to their positions) as my true and lawful attorney-in-fact to:
a.	execute for and on behalf of me, in my capacity as an officer of Lennox
International Inc. (the "Company"), or one of its subsidiaries, Forms 3, 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and
the rules thereunder; b.	do and perform any and all acts for and on behalf of
me which may be necessary or desirable to complete and execute any such Form 3,
4, or 5 and timely file such Form with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and c.	take
any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, me, it being understood that the documents executed by such attorney-in-fact on behalf of me pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. I also hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that neither of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in Company securities, unless I revoke it earlier in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, I?ve executed this Power of Attorney as
of this 15 day of March, 2024. - - /s/ Sivasankaran Somasundaram 		Sivasankaran
Somasundaram